AEGON(Logo)

AEGON USA Realty Advisors, LLC 6300 C Street SW Cedar Rapids, Iowa 52499-5554 specialservicing@aegonusa.com

Report on Assessment of Compliance with Applicable Servicing Criteria Pursuant to Item 1122(d) of Regulation AB under the Securities Exchange Act of 1934

AEGON USA Realty Advisors, LLC (“AEGON”) as special servicer for the commercial mortgage backed securities transactions in Appendix B (the “Platform”) hereby provides the following report on its assessment of compliance with the applicable servicing criteria pursuant paragraph (d) of Item 1122 of Regulation AB applicable to it and as described on Appendix A hereto.

1.

AEGON is responsible for assessing its compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2019 (the “Reporting Period”) as noted on the accompanying Appendix A;

2.	Except as set forth in paragraph 3 below, AEGON used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3.	The criteria listed as “N/A” in the column titled “Performed Directly by AEGON” on Appendix A hereto are inapplicable to AEGON based on the activities it performs with respect to the Platform;

4.	AEGON has complied, in all material respects, with the applicable servicing criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole;

5.	PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on AEGON’s assessment of compliance with the applicable servicing criteria for the Reporting period.

AEGON USA Realty Advisors, LLC

/s/ Sarah Swartzendruber
Sarah Swartzendruber
Managing Director

February 27, 2020

AEGON(Logo)

Appendix A – Servicing Criteria Applicable to AEGON

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	XB
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	XB
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/AA
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	XB
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

XB
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	XB
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

XB

A   AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B   This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

AEGON(Logo)

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Cash Collection and Administration (continued)
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

XB
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13K-1(b)(1) of the Securities Exchange Act.

XB
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	XB
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:	XB
(A) Are mathematically accurate;
(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and

(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

A   AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B   This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

AEGON(Logo)

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:	N/AA
(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
(B) Provide information calculated in accordance with the terms specified in the transaction agreements;
(C) Are filed with the Commission as required by its rules and regulations; and
(D) Agree with investor’s or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/AA
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/AA
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/AA
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	XB
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	XB
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	XB

A   AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B   This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

AEGON(Logo)

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

XB
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	N/AA
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

XB
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

XB
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

XB

A AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

B This servicing activity was not performed during the Reporting Period as there were no loans serviced on the Platform that would trigger the applicability of this criteria.

AEGON(Logo)

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration (continued)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/AA
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):	N/AA
(A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;
(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

N/AA
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/AA
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

N/AA
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/AA

A AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

AEGON(Logo)

Appendix A (cont.)

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by AEGON
Pool Asset Administration (continued)
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	N/AA

A AEGON has determined servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv) to be inapplicable to the activities AEGON performs with respect to the Platform.

AEGON(Logo)

Appendix B – Commercial Mortgage Backed Securities Transactions included in AEGON’s Platform

●	WFLD 2014-MONT Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2014 – MONT

●	COMM 2013-300P Mortgage Trust, Commercial Mortgage Pass-Through Certificates

●	BAMLL Commercial Mortgage Securities Trust 2013-WBRK, Commercial Mortgage Pass-Through Certificates, Series 2013-WBRK

●	Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4 TS

●	GS Mortgage Securities Corporation Trust 2015-590M

●	BAMLL Commercial Mortgage Securities Trust 2015-ASTR

●	BAMLL Commercial Mortgage Securities Trust 2015-HAUL

●	BAMLL Commercial Mortgage Securities Trust 2015-200P

●	Morgan Stanley Capital I Trust 2013-ALTM Commercial Mortgage Pass-Through Certificates, Series 2013-ALTM

●	Hudson Yards 2016-10HY Mortgage Trust Commercial Mortgage Pass-Through Certificates

●	BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC

●	Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR

●	Shops at Crystals Trust 2016-CSTL Commercial Mortgage Pass-Through Certificates, Series 2016-CSTL

●	GS Mortgage Securities Corporation Trust 2016-RENT MZB Commercial Mezzanine Pass-Through Certificates, Series 2016-RENT MZB

●	Bank Of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, Commercial Mortgage Pass-Through Certificates Series 2015-UBS7BACM15U7

●	BAMLL Commercial Mortgage Securities Trust 2016-SS1

●	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2015-C3 (Charles River)

●	COMM 2016-667M Mortgage Trust

●	CFCRE 2016-C6 Mortgage Trust (Potomac Mills)

●	GS Mortgage Securities Trust 2016-GS4 (225 Bush Street)

●	DBWF 2016-85T Mortgage Trust

●	GS Mortgage Securities Corporation Trust 2017-485L

●	CSMC Trust 2017-LSTK

●	245 Park Avenue Trust 2017-245P

●	UBS Commercial Mortgage Trust 2017-C1

●	BXP Trust 2017-GM

●	HMH Trust 2017-NSS

●	IMT Trust 2017-APTS

●	CSMC 2017-MOON

●	MAD Mortgage Trust 2017-330M

●	CGDBB Commercial Mortgage Trust 2017-BIOC

●	BXP Trust 2017-CC

●	BBCMS 2017-DELC Mortgage Trust

●	GS Mortgage Securities Corporation Trust 2017-375H

●	UBS Commercial Mortgage Trust 2017-C4

●	DBUBS 2017-BRBK Mortgage Trust

●	BX Trust 2017-CQHP

●	BAMLL Commercial Mortgage Securities Trust 2017-SCH

●	GS Mortgage Securities Corporation Trust 2017-FARM

AEGON(Logo)

Appendix B (cont.)

●	Wells Fargo Commercial Mortgage Trust 2017-SMP

●	Wells Fargo Commercial Mortgage Trust 2017-HSDB

●	Wells Fargo Commercial Mortgage Trust 2018-BXI, Commercial Mortgage Pass-Through Certificates, Series 2018-BXI

●	Citigroup Commercial Mortgage Trust 2018-TBR, Commercial Mortgage Pass Through Certificates, Series 2018-TBR

●	Natixis Commercial Mortgage Securities Trust 2018-ALXA, Commercial Mortgage Pass-Through Certificates, Series 2018-ALXA

●	UBSCM 2018-NYCH Mortgage Trust Commercial Mortgage Pass-Through Certificates

●	BX Commercial Mortgage Trust 2018-BIOA, Commercial Mortgage Pass-Through Certificates, Series 2018-BIOA

●	Commercial Mortgage Pass Through Certificates Series 2018-C9

●	Commercial Mortgage Pass-Through Certificates Series 2018-BNK12

●	DBWF 2018-AMXP Mortgage Trust Commercial Mortgage Pass-Through Certificates

●	BX Trust 2018-GW, Commercial Mortgage Pass-Through Certificates, Series 2018-GW

●	BX Trust 2018-BILT, Commercial Mortgage Pass-Through Certificates, Series 2018-BILT

●	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

●	DBGS 2018-BIOD Mortgage Trust Commercial Mortgage Pass-Through Certificates

●	Independence Plaza Trust 2018-INDP Commercial Mortgage Pass-Through Certificates, Series 2018-INDP

●	J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-AON Commercial Mortgage Pass-Through Certificates, Series 2018-AON

●	Commercial Mortgage Pass Through Certificates Series 2018-FL1

●	Wells Fargo Commercial Mortgage Trust 2018-1745, Commercial Mortgage Pass-Through Certificates, Series 2018-1745

●	Wells Fargo Commercial Mortgage Trust 2018-AUS, Commercial Mortgage Pass-Through Certificates, Series 2018-AUS

●	Morgan Stanley Capital I Trust 2018-SUN Commercial Mortgage Pass-Through Certificates, Series 2018-SUN

●	J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH, Commercial Mortgage Pass-Through Certificates, Series 2018-PHH

●	BAMLL Commercial Mortgage Securities Trust 2018-PARK

●	BX Trust 2018-EXCL, Commercial Mortgage Pass-Through Certificates, Series 2018-EXCL

●	BX Commercial Mortgage Trust 2018-IND, Commercial Mortgage Pass Through Certificates, Series 2018-IND

●	SG Commercial Mortgage Securities Trust 2019-787E, Commercial Mortgage Pass-Through Certificates, Series 2019-787E

●	BX Trust 2019-RP, Commercial Mortgage Pass-Through Certificates, Series 2019-RP

●	COMM 2016-GCT Mortgage Trust, Commercial Mortgage Pass-Through Certificates

●	SG Commercial Mortgage Securities Trust 2019-PREZ, Commercial Mortgage Pass-Through Certificates, Series 2019-PREZ

●	BX Commercial Mortgage Trust 2019-XL, Commercial Mortgage Pass-Through Certificates, Series 2019-XL

●	Jackson Park Trust 2019-LIC, Commercial Mortgage Pass-Through Certificates, Series 2019-LIC

AEGON(Logo)

Appendix B (cont.)

●	BAMLL Commercial Mortgage Securities Trust 2019-BPR, Commercial Mortgage Pass-Through Certificates, Series 2019-BPR

●	Hilton USA Trust 2016-HHV

●	VNDO Trust 2016-350P

●	LB-UBS Commercial Mortgage Trust 2004-C8

●	CSMC Trust 2015-GLPA

●	CSMC Trust 2015-GLPB

●	STWD 2018-URB Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-URB

●	Morgan Stanley Capital I Trust 2013-WLSR Commercial Mortgage Pass-Through Certificates, Series 2013-WLSR

●	CSMC Trust 2016-MFF

●	Great Wolf Trust 2017-WOLF

●	J.P. Morgan Chase Commercial Mortgage Securities Trust 2017-MAUI

●	CSMC Trust 2017-HD